UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2007

Grant Life Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada ______________________	000-50133 ___________	82-0490737 ____________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1787 East Ft. Union Blvd., Suite 202 Salt Lake City, Utah _______________________________		84121 ___________
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(801) 733-0878

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2007 Grant Life Sciences, Inc. (the “Company”) executed a previously negotiated Exclusive License Agreement with Peter Sveshnikov and Vsevolod I. Kiselev, citizens of the Russian Federation, pursuant to which the Company obtained a license that is exclusive everywhere except Russia and the independent states that had formerly been part of the Union of Soviet Socialist Republics. The license relates to certain antigen based technologies that may be useful in detecting the presence of certain strains of the human papilloma virus, which are believed to be causes of cervical cancer. In connection with the grant of the license the Company agreed to pay Mr. Sveshnikov and Mr. Kiselev an aggregate initial license fee of $12,000 and 600,000 shares of common stock of the Company. In addition, Mr. Sveshnikov and Mr. Kiselev will receive additional royalty payments of 3% of net sales generated from the licensed technology.

On November 10, 2007 the Company executed a previously negotiated Exclusive License Agreement with Alphagenics Diaco Biotechnologies S.r.l., pursuant to which the Company obtained a license that is exclusive for sales in the United States, Taiwan, Hong Kong and China. The license relates to certain technology that is a DNA based diagnostic that uses standard molecular diagnostic equipment. In connection with the grant of the license the Company agreed to pay Alphagenics an initial license fee of $20,000, up to additional $20,000 upon the completion of the validation of the primers with respect to the licensed technology and up to $20,000 upon obtaining a CE for products based on the licensed technology. In addition, Alphagenics will receive additional royalty payments equal to the greater of (i) 4% of net sales generated from the licensed technology, or (ii) $20,000 per year for each product being sold based on the licensed technology.

Item 3.02  Unregistered Sales of Equity Securities

The common stock issued to Peter Sveshnikov and Vsevolod I. Kiselev in connection with an Exclusive License Agreement described in Item 1.01 was issued in reliance upon exemption from registration pursuant to Section 4(2) under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Exclusive License Purchase Agreement, dated June __, 2007 by and among the Company and Mr. Sveshnikov and Mr. Kiselev
10.2	Exclusive License Purchase Agreement, dated July __, 2007 by and among the Company and Alphagenics Diaco Biotechnologies S.r.l.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Life Sciences, Inc.

Date: November 16, 2007	By:	/s/Doyle R. Judd
Name: Doyle R. Judd
Title: Chief Financial Officer